DENNY’S CORPORATION EXECUTIVE SEVERANCE PAY PLAN

DENNY’S CORPORATION EXECUTIVE SEVERANCE PAY PLAN ARTICLE 1 PURPOSE AND TERM 1.1 Purpose. Denny’s Corporation (the “Company”) established the Denny’s Corporation Amended and Restated Executive and Key Employee Severance Pay Plan (the “Prior Plan”) in order to provide transitional income to certain executive officers and key employees who are involuntarily terminated under certain conditions. This Denny’s Corporation Executive Severance Pay Plan (the “Plan”) is an amendment and restatement of the Prior Plan as applicable to participants who are officers subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and certain other key employees designated by the Committee. The Plan supersedes all prior written or unwritten severance pay plans, notice pay plans, practices or programs offered to or established for participants by the Company, including the Prior Plan, except for individual employment contracts, change in control agreements or other similar arrangements providing severance pay or similar benefits. The Plan is intended to be a “welfare plan,” but not a “pension plan,” as defined in ERISA Sections 3(1) and 3(2), respectively. The Company intends that the Plan comply with all applicable provisions of ERISA but be exempt from the reporting and disclosure requirements of ERISA as an unfunded welfare plan for a select group of management or highly compensated employees. 1.2 Term. The Plan shall generally be effective as of the Effective Date and continue until terminated pursuant to Article 7 of the Plan. ARTICLE 2 DEFINITIONS As used herein, the following words and phrases shall have the following meanings: 2.1 “Affiliate” means (i) any Subsidiary or Parent or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee. 2.2 “Base Salary” means the amount a Participant receives as wages or salary on an annualized basis as in effect from time to time, without reduction for any pre-tax contributions to benefit plans. Base Salary does not include bonuses, commissions, overtime pay or income from stock options, stock grants or other incentive compensation. 2.3 “Board” means the Board of Directors of the Company. 2.4 “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned to such term in any employment or similar agreement, if any, between such Participant and the Company; provided, however, that if there is no such employment or similar agreement in which such term is defined for the Participant, “Cause” shall mean any of the 1 following acts by the Participant, as determined by the Board: gross neglect of duty; prolonged absence from duty without the consent of the Company; intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company; willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company; conviction of, or plea of guilty or nolo contendere, to any crime involving the personal enrichment of the Participant at the expense of the Company or shareholders of the Company; conviction of a felony. 2.5 “Change in Control” means the occurrence of any of the following events and shall be deemed to have occurred as of the first day that any one or more of the following events has been satisfied: (a) any Person is or becomes a “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including the Company, any trustee or fiduciary holding securities under any benefit plan of the Company, and any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of stock) or more than one Person acting as a group, is or becomes the beneficial owner of shares of stock that, together with the shares of stock held by such Person or group, represent 30% or more of either the then outstanding shares of stock or the combined voting power of the Company’s then outstanding securities; or (b) the following individuals cease for any reason to constitute at least a majority of the number of directors then serving on the Board: individuals who, on the Effective Date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation or through the use of any proxy access procedures in the Company’s organizational documents) whose appointment or election by the Board or nomination of election by the Company’s stockholders was approved by a vote of at least a majority of the Company’s directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved; or (c) the consummation of a merger or consolidation with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (the “Surviving Entity”) or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 65% of the combined voting power of the voting securities of the Company or such Surviving Entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.5(b) above constitute more than one-half of the members of the board of directors of the Surviving Entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such 2

Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding shares of the Company or the combined voting power of the Company’s then outstanding securities; or (d) the consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition. Notwithstanding the foregoing, to the extent necessary to comply with Code Section 409A, a Change in Control shall not be deemed to have occurred unless the circumstances giving rise to such Change in Control qualify as a “change in control event” under Code Section 409A. Furthermore, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company's Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities. 2.6 “Change in Control Severance Benefits” means the benefits payable in accordance with Sections 4.1 and 4.3 of the Plan. 2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision. 2.8 “Committee” means the Compensation and Incentives Committee of the Board. 2.9 “Company” means Denny’s Corporation, or its successor or assignee as provided in Section 9.7. Where required by context in connection with a Participant who is employed directly by an Affiliate, “Company” shall include such Affiliate. 2.10 “Competitor” means all breakfast and family dining restaurants, including without limitation, IHOP, Bakers Square, Black Bear Diner, Bob Evans, Carrows, Coco’s, Country Kitchen, Country Waffles, Cracker Barrel, Eat ‘n Park, Farmer Boys, Friendly’s, Frisch’s or Big 3

Boy, Huddle House, Lumberjacks, Lyon’s, Marie Callendar, Mimi’s, Norms Original Pancake House, Perkins, Metro Diner, Ruby’s Diner, Shari’s, Shoney’s, Silver Diner, Steak ‘n Shake, Village Inn, Waffle House, Weck’s, Another Broken Egg, Broken Yolk, Egg and I, First Watch, Flying Biscuit, The Good Egg, Jimmy’s Egg, Keke’s, LePeep, Smitty’s, Sunset Grill, and Swiss Chalet. 2.11 “Disability” shall mean any physical or mental condition which would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to that particular Participant, or if no such disability plan exists, “Disability” means Permanent and Total Disability as defined in Code Section 22(e)(3). 2.12 “Effective Date” means August 30, 2023, the date this Plan was approved by the Board and superseded the Prior Plan. 2.13 “Employee” means any regular, full-time or part-time employee of the Company or any Affiliate. 2.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. 2.15 “Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned to such term in any employment or similar agreement, if any, between such Participant and the Company; provided, however, that if there is no such employment or similar agreement in which such term is defined for the Participant, “Good Reason” means, as a reason for a Participant’s resignation from employment, the occurrence of any of the following acts without the consent of the Participant: (a) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s authority, duties or responsibilities, (b) a material reduction by the Company or an Affiliate in the Participant’s Base Salary or Target Annual Bonus (other than an overall reduction in salaries or target annual bonuses of 10% or less that affects substantially all of the Company’s similarly situated employees), (c) a material change in the geographic location at which the Participant is required to perform services (it being agreed that a required relocation of more than 50 miles shall be material), (d) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure, or (e) any failure by the Company to comply with and satisfy Section 9.7 of the Plan. 4

A termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the Company, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, written notice setting forth with specificity the occurrence of such event, there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant, and the Participant actually resigns no later than 30 days following the expiration of the Company cure period. 2.16 “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. 2.17 “Participant” means any Employee designated by the Committee or the Board as a participant in the Plan. 2.18 “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act, and as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act. 2.19 “Plan” means this Denny’s Corporation Executive Severance Pay Plan, as amended from time to time. 2.20 “Regular Severance Benefits” means the benefits payable in accordance with Sections 4.2 and 4.4 of the Plan. 2.21 “Restricted Activities” means with respect to a Competitor, accepting employment, serving on a board of directors or otherwise being engaged as a consultant or advisor. 2.22 “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. 2.23 “Target Annual Bonus” means, with respect to any Participant, the Participant’s target bonus opportunity under the annual incentive plan applicable to the Participant. 2.24 “Termination Date” means the date of the termination of a Participant’s employment as determined in accordance with Article 6. ARTICLE 3 ELIGIBILITY 3.1 Participation. The Committee or the Board shall designate from time to time those Employees or classes of Employees who are Participants in the Plan. As of the Effective Date, the Participants are (i) the Company’s Chief Executive Officer (“CEO”), (ii) each other Employee who is an officer subject to Section 16(a) of the Exchange Act, and (iii) such other 5

Employees or classes of Employees so designated by the Committee or the Board. The list of Participants may be amended by the Committee or the Board at any time prior to a Change in Control to add or remove individual Participants or classes of Participants; provided, however, that the removal of individual Participants or classes of Participants from the Plan shall not be effective for at least 12 months after notification to the Participant or Participants of such Committee or Board action. If a Change in Control occurs during such 12-month period, any such action to remove individual Participants or classes of Participants shall be null and void. 3.2 Duration of Participation. Subject to Article 4 and Article 7, an Employee shall cease to be a Participant in the Plan if (i) the Employee’s employment is terminated under circumstances in which the Employee is not entitled to severance benefits under the terms of this Plan, or (ii) prior to a Change in Control, the Participant is removed as a Participant or ceases to be among the class of employees designated by the Committee or the Board as Participants in accordance with Section 3.1. Notwithstanding the foregoing, a Participant who has terminated employment and is entitled to severance benefits under Article 4 shall remain a Participant in the Plan until the full amount of the Regular Severance Benefits or Change in Control Severance Benefits, as applicable, and any other amounts payable under the Plan have been paid to the Participant. ARTICLE 4 SEVERANCE BENEFITS 4.1 Right to Change in Control Severance Benefits. (a) A Participant shall be entitled to receive Change in Control Severance Benefits from the Company in the amount provided in Section 4.3 if, within the two-year period following a Change in Control, the Participant’s employment with the Company or any Affiliate is (i) involuntarily terminated by the Company without Cause (which, for the sake of clarity, does not include a termination by reason of the Participant’s death or Disability) or (ii) terminated by the Participant for Good Reason within a period of 180 days after the occurrence of the event giving rise to Good Reason. (b) If a Change in Control occurs and prior to the date of the Change in Control (i) a Participant’s employment with the Company or any Affiliate was involuntarily terminated by the Company without Cause (which, for the sake of clarity, does not include a termination by reason of the Participant’s death or Disability) or (ii) an action was taken with respect to the Participant that would have constituted Good Reason if taken after a Change in Control, and in either such case the Participant can reasonably demonstrate that such termination or action, as applicable, occurred at the request of a third party who had taken steps reasonably calculated to effect the Change in Control, then the termination or action, as applicable, will be treated for all purposes of the Plan as having occurred immediately following the Change in Control and such former Participant shall be entitled to Change in Control Severance Benefits, reduced by the amount of any Regular Severance Benefits that may have been paid prior to the Change in Control in order to avoid duplication of benefits. (c) Notwithstanding anything to the contrary, no Change in Control Severance 6

Benefits shall be provided to a Participant unless (i) the Participant has executed and not revoked a Separation Agreement and General Release in substantially the form attached hereto as Exhibit A (the “Agreement and Release”) within the time period set forth in the Agreement and Release and in no event later than 60 days after the applicable Termination Date, and (ii) the Participant is in material compliance with all applicable post-employment covenants, including the post-employment covenants included in the Agreement and Release. 4.2 Right to Regular Severance Benefits. (a) A Participant shall be entitled to receive Regular Severance Benefits from the Company in the amount provided in Section 4.4 if (i) the Participant’s employment with the Company or any Affiliate is terminated (A) involuntarily by the Company without Cause (which, for the sake of clarity, does not include a termination by reason of the Participant’s death or Disability) or (B) by the Participant for Good Reason within a period of 180 days after the occurrence of the event giving rise to Good Reason, and (ii) the Participant’s termination of employment does not occur within the two-year period following a Change in Control and the Participant is not otherwise entitled to receive Change in Control Severance Benefits pursuant to Section 4.1. (b) Notwithstanding anything to the contrary, no Regular Severance Benefits shall be provided to a Participant unless (i) the Participant has executed and not revoked the Agreement and Release within the time period set forth in the Agreement and Release and in no event later than 60 days after the applicable Termination Date, (ii) the Participant is in material compliance with all applicable post-employment covenants, including the post-employment covenants included in the Agreement and Release, and (iii) the Participant does not engage in any Restricted Activities with a Competitor. (c) Any payments under Section 4.4(a) that would otherwise be payable prior to the effectiveness of the Agreement and Release shall be accumulated and paid with the next installment payment that is otherwise due following the effectiveness of the Agreement and Release, but in no event be later than the 60th day following the Termination Date. 4.3 Amount of Change in Control Severance Benefits. If a Participant’s employment is terminated under circumstances entitling the Participant to Change in Control Severance Benefits as provided in Section 4.1, then: (a) the Company shall pay to the Participant in a single lump sum cash payment as soon as administratively practicable following the effectiveness of the Agreement and Release, but in no event later than the 60th day following the Termination Date, the aggregate of the following amounts: (i) a pro rata bonus equal to the product of (A) the higher of Participant’s Target Annual Bonus for the year in which the Change in Control occurs or Participant’s Target Annual Bonus for the year in which the Termination Date occurs, and (B) a fraction, the numerator of which is the 7 number of days in the current fiscal year through the Termination Date, and the denominator of which is 365; (ii) a severance payment equal to two times the sum of (x) the Participant’s Base Salary (at the highest rate in effect for any period within three years prior to the Termination Date) and (y) the higher of Participant’s Target Annual Bonus for the year in which the Change in Control occurs or Participant’s Target Annual Bonus for the year in which the Termination Date occurs; and (iii) a payment equal to the full cost to provide certain group health benefits sponsored by the Company and maintained by the Participant on the Termination Date. The amount payable under this Section 4.3(a)(iii) shall be calculated based on the monthly cost (including any portion of the cost paid by the employee) to provide the same level of coverage of such group health benefits maintained by the Participant as of the Termination Date for 24 months. The amount payable shall not be grossed up for any applicable taxes. For purposes of this Section 4.3(a)(iii): (i) group health benefits means any of the following: group medical, dental, vision, and/or prescription drug benefits, and (ii) if the group health benefits are provided pursuant to an insurance contract issued by an insurance carrier to the Company, the cost of such benefits shall be determined based on the monthly premium charged to the Company for such coverage on the Termination Date or, if the group health benefits are self-insured by the Company, the cost of such benefits will be the “applicable premium” determined in accordance with Code Section 4980B(f)(4) and the regulations issued thereunder for such for the year in which the Termination Date occurs. The Participant will be entitled to make an election to continue group health benefits in accordance with the terms of the various group health plans. (b) for 12 months following the Termination Date, the Participant shall be eligible for up to $20,000 of outplacement services payable by the Company directly to a provider or providers selected by the Participant; provided, however, that the Participant must provide written notification to the Company within six months following the Termination Date of the Participant’s intention to utilize such outplacement services; (c) all of the Participant’s equity or incentive awards outstanding on the Termination Date shall be governed by the plans under which they were granted and the agreements evidencing such awards; and (d) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant Base Salary through the Termination Date, any accrued vacation pay to the extent not theretofore paid, and any other amounts or benefits required to be paid or provided or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies. 4.4 Amount of Regular Severance Benefits. If a Participant’s employment is terminated in circumstances entitling the Participant to Regular Severance Benefits as provided 8 in Section 4.2, then: (a) the Company shall pay to the Participant, at the time or times specified below (subject to the provisions of Section 4.2(c)), the following amounts: (i) the Company shall continue to pay Base Salary to the Participant for 12 months following the Termination Date, unless such Participant is the CEO, in which case, the Company shall continue to pay Base Salary for 24 months following the Termination Date, in accordance with the Company’s normal payroll practices; (ii) the Company shall pay to the Participant, at the same time annual bonus awards are payable to the Company’s executive officers, a pro rata annual bonus, in an amount equal to the product of (A) Participant’s annual bonus which the Participant would have earned for the year in which the Termination Date occurs, determined based on the Company’s actual performance for the full fiscal year (and disregarding for this purpose any individual performance metrics), and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date, and the denominator of which is 365; and (iii) the Company shall pay to the Participant for a period of 12 months following the Termination Date monthly payments equal to the full monthly cost to provide certain group health benefits sponsored by the Company and maintained by the Participant on the Termination Date, unless such Participant is the CEO, in which case, such payments shall be made for a period of 24 months following the Termination Date. The amount payable under this Section 4.4(a)(iii) shall be calculated based on the monthly cost (including any portion of the cost paid by the employee) to provide the same level of coverage of such group health benefits maintained by the Participant as of the Termination Date. The amount payable shall not be grossed up for any applicable taxes. For purposes of this Section 4.4(a)(iii): (i) group health benefits means any of the following: group medical, dental, vision, and/or prescription drug benefits, and (ii) if the group health benefits are provided pursuant to an insurance contract issued by an insurance carrier to the Company, the cost of such benefits shall be determined based on the monthly premium charged to the Company for such coverage on the Termination Date or, if the group health benefits are self-insured by the Company, the cost of such benefits will be the “applicable premium” determined in accordance with Code Section 4980B(f)(4) and the regulations issued thereunder for such for the year in which the Termination Date occurs. The Participant will be entitled to make an election to continue group health benefits in accordance with the terms of the various group health plans. (b) for 12 months following the Termination Date, the Participant shall be eligible for up to $20,000 of outplacement services payable by the Company directly to a provider or providers selected by the Participant; provided, however, that the Participant must provide written notification to the Company within six months following the Termination Date of the Participant’s intention to utilize such outplacement services; 9

(c) all of the Participant’s equity or incentive awards outstanding on the Termination Date shall be governed by the plans under which they were granted and the agreements evidencing such awards; and (d) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Participant Base Salary through the Termination Date, any accrued vacation pay to the extent not theretofore paid, and any other amounts or benefits required to be paid or provided or which the Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies. 4.5 Non-Duplication of Benefits. In the event that a Participant becomes entitled to receive benefits under this Plan which are duplicative of benefits that would otherwise be provided to the Participant under any other plan, program, arrangement or agreement as a result of the Participant’s termination of employment, then the Participant shall be entitled to receive the greater of (i) the benefit available under the Plan and (ii) the benefit available under such other plan, program, arrangement or agreement. 4.6 Full Settlement; No Mitigation. The Company’s obligation to pay benefits and to otherwise perform its obligations under the Plan shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others; provided, however, that Plan benefits shall be subject to the Company’s compensation recovery (clawback) policy adopted in compliance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a result, Plan benefits may be subject to reduction, cancellation, or repayment to satisfy the requirements of such policy, if applicable to the Participant. In no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under the Plan and such amounts shall not be reduced if the Participant obtains other employment. ARTICLE 5 EFFECT OF CODE SECTIONS 280G AND 4999 5.1 Mandatory Reduction of Payments in Certain Events. (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) (a “Payment”) would be subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then, prior to the making of any Payment to the Participant, a calculation shall be made comparing (i) the net benefit to the Participant of the Payment after payment of the Excise Tax, to (ii) the net benefit to the Participant if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being 10 subject to the Excise Tax (the “Reduced Amount”). In that event, the Participant shall direct which Payment or Payments are to be modified or reduced. (b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to Section 5.1(a)(i) and (ii) above shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and the Participant (the “Determination Firm”) which shall provide detailed supporting calculations. Any determination by the Determination Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments which the Participant was entitled to, but did not receive pursuant to Section 5.1(a), could have been made without the imposition of the Excise Tax (“Underpayment”). In such event, the Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant. ARTICLE 6 TERMINATION OF EMPLOYMENT 6.1 Written Notice Required. Any purported termination of employment, whether by the Company or by the Participant, shall be communicated by written notice to the other (a “Notice of Termination”). 6.2 Termination Date. In the case of the Participant's death, the Participant's Termination Date shall be the Participant’s date of death. In all other cases, the Participant's Termination Date shall be the date of receipt of the Notice of Termination or any later date specified in the Notice of Termination which is within the 60-day period following the date of receipt of the Notice of Termination. ARTICLE 7 DURATION, AMENDMENT AND TERMINATION, CLAIMS 7.1 Duration. The Plan shall become effective as of the Effective Date, and shall continue until terminated by the Committee or the Board. Subject to Section 7.2, the Committee or the Board may terminate the Plan as of any date that is at least 12 months after the date of the Committee or the Board’s action. If any Participants become entitled to any payments or benefits hereunder during such 12-month period, this Plan shall continue in full force and effect and shall not terminate or expire with respect to such Participants until after all such Participants have received such payments and benefits in full. 7.2 Amendment and Termination. The Plan may be amended from time to time in any respect by the Committee or the Board; provided, however, that (i) any amendment that would adversely affect the rights or potential rights of Participants shall not be effective for at least 12 months after the date of the Committee or the Board’s action; and (ii) if a Change in Control occurs within 12 months following an amendment to the Plan that was not made in anticipation of or in connection with the Change in Control and such amendment would 11 adversely affect the rights or potential rights of Participants, the amendment will not be effective. The Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect which adversely affects the rights of Participants if such action is taken in anticipation of, in connection with, or within a three-year period following a Change in Control, without the consent of each Participant so affected. For the avoidance of doubt, an action from the Committee or Board to remove a Participant as a Participant (other than as a result of the Participant ceasing to be an Employee) or any other reduction in payments or benefits shall be deemed to be an amendment of the Plan which adversely affects the rights of the Participant. 7.3 Form of Amendment. The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Committee or the Board. Subject to Sections 7.1 and 7.2 above (i) an amendment of the Plan in accordance with the terms hereof shall automatically result in a corresponding amendment to all Participants’ rights and benefits hereunder, and (ii) a termination of the Plan in accordance with the terms hereof shall automatically result in a termination of all Participants’ rights and benefits hereunder. 7.4 Claims Procedure. (a) A Participant may file a claim with respect to amounts asserted to be due hereunder by filing a written claim with the Committee specifying the nature of such claim in detail. The Committee shall notify the Participant within 60 days as to whether the claim is allowed or denied, unless the Participant receives written notice from the Committee prior to the end of the 60-day period stating that special circumstances require an extension of time for a decision on the claim, in which case the period shall be extended by an additional 60 days. Notice of the Committee's decision shall be in writing, sent by mail to the Participant's last known address and, if the claim is denied, such notice shall (i) state the specific reasons for denial, (ii) refer to the specific provisions of the Plan upon which such denial is based, and (iii) if applicable, describe any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the review procedure in Section 7.4(b). (b) A Participant is entitled to request a review of any denial of the Participant’s claim under Section 7.4(a). The request for review must be submitted to the Committee in writing within 60 days of mailing by the Committee of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed conclusively denied. The Participant or the Participant’s representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing to the Committee. The review shall be conducted by the Committee, which shall afford the Participant a hearing and which shall render a decision in writing within 60 days of a request for a review, provided that, if the Committee determines prior to the end of such 60-day review period that special circumstances require an extension of time for the review and decision of the denial, the period for review and decision on the denial shall be extended by an additional 60 days. The Participant shall receive written notice of the Committee's review decision, together with specific reasons for the decision and 12 reference to the pertinent provisions of the Plan. (c) The Committee shall have full and complete authority to enforce the Plan in accordance with its terms and shall have all powers necessary to accomplish that purpose, including the authority to (i) apply and interpret the Plan in its absolute discretion, including the authority to construe disputed provisions, and (ii) determine all questions arising in the Plan’s administration and all Participant claims under the Plan, whether related to the eligibility of persons to become Participants or the eligibility for payments or benefits under the Plan. All decisions of the Committee based on the Plan and documents presented to it shall be final and binding upon all persons. A Participant making a claim for benefits under the Plan must follow the claims procedures described in this Section 7.4 before taking action in any other forum regarding a claim for benefits under the Plan. Furthermore, any such action initiated by a Participant must be brought by the Participant within one year of a final determination on the claim for benefits under these claims procedures, or the Participant’s benefit claim will be deemed permanently waived and abandoned, and the Participant will be precluded from reasserting it. Any action brought by a Participant upon exhaustion of the claims procedures described in this Section 7.4 shall be subject to the requirements of Section 9.11 of the Plan. ARTICLE 8 CODE SECTION 409A Notwithstanding any provision of the Plan to the contrary, the Plan and any payments provided hereunder are intended to comply with, or be exempt from, Code Section 409A. The Plan shall in all respects be interpreted, operated, and administered in accordance with this intent. Payments provided under the Plan may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption, including, to the maximum extent possible, exemptions for separation pay and/or short-term deferrals. Any payments provided under the Plan to be made upon a Participant’s termination of employment with the Company that constitute deferred compensation subject to Code Section 409A shall only be made if such termination of employment constitutes a “separation from service” under Code Section 409A. Each installment payment provided under the Plan shall be treated as a separate identified payment for purposes of Code Section 409A. If a Participant is a “specified employee” under Code Section 409A at the Participant’s Termination Date, to the extent necessary to avoid the imposition of any additional taxes under Code Section 409A, any payments to be made under the Plan as a result of the Participant’s termination of employment that constitute deferred compensation subject to Code Section 409A and that are scheduled to be made within six months following the Participant’s Termination Date shall be delayed, without interest, and paid in a lump sum on the earlier of (i) the first payroll date to occur that is at least six months and one day after the Termination Date or (ii) the Participant’s death, and any payments otherwise scheduled to be made thereafter shall be made in accordance with their original schedule. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or additional taxes under Code Section 409A, amounts reimbursable to a Participant under the Plan shall be paid to the Participant on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided to the Participant) during any one year may not affect amounts reimbursable or provided in any subsequent year. The Company makes no 13 representations or warranties that the payments provided under the Plan comply with, or are exempt from, Code Section 409A, and in no event shall the Company be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Code Section 409A. ARTICLE 9 MISCELLANEOUS 9.1 Legal Fees and Expenses. The Company shall reimburse all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Participant if the Participant prevails on a material issue with respect to an action by the Participant to obtain or enforce any right or benefit provided by this Plan. Subject to the requirements of Article 8, as applicable, such reimbursement shall be made within 10 business days after delivery of the Participant’s respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require, but in no event later than March 15 of the year after the year in which such rights are established. 9.2 Employment Status. This Plan does not constitute a contract of employment and does not create any obligation to retain the Participant as an Employee, to change the status of the Participant’s employment, or to change the Company’s policies regarding termination of employment. 9.3 Nature of Plan and Benefits. Participants and any other person who may have rights hereunder shall be mere unsecured general creditors of the Company with respect to any severance benefits due hereunder, and all amounts shall be payable from the general assets of the Company. 9.4 Withholding of Taxes. The Company may withhold from any payment or benefit under the Plan such Federal, state, local, foreign and other taxes as are required to be withheld pursuant to any applicable law or regulation. 9.5 No Effect on Other Benefits. Severance benefits shall not be counted as compensation for purposes of determining benefits under any other benefit plan, program, policy or agreement sponsored or maintained by the Company or an Affiliate, as applicable, except to the extent expressly provided therein or herein. 9.6 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 9.7 Successors. This Plan shall be binding on any successor of or to the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to 14 perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. 9.8 Assignment. This Plan shall inure to the benefit of and shall be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant should die while any amount is still payable to the Participant under this Plan, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant’s estate. A Participant’s rights under this Plan shall not otherwise be transferable or subject to lien or attachment. 9.9 Enforcement. This Plan constitutes an enforceable contract between the Company and each Participant subject to the terms hereof. 9.10 Governing Law. To the extent not preempted by ERISA, the validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law. 9.11 Arbitration. Subject to the requirements of Section 7.4, any dispute or controversy arising under or in connection with this Plan that cannot be mutually resolved by the Company and a Participant and their respective advisors and representatives shall be settled exclusively by arbitration in Atlanta, Georgia in accordance with the rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature. The arbitrator shall be selected jointly by an individual designated by the Company and an individual designated by the Participant. If the two designated individuals cannot agree on the selection of the arbitrator, then the arbitrator shall be selected by the American Arbitration Association. In accordance with Section 9.1 of the Plan, the Company shall reimburse the Participant’s reasonable legal fees if the Participant prevails on a material issue in arbitration. 9.12 Notice. Except as otherwise specified herein, notices and communications under the Plan must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Denny’s Corporation, 203 East Main Street, Spartanburg, SC 29319-0001, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the Participant’s address then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company. 15

EXHIBIT A SEPARATION AGREEMENT AND GENERAL RELEASE OVER 40 ____________________________________ (Date Given to Employee) This Separation Agreement and General Release (this “Agreement”) is entered into by and between Denny's Corporation (together with its subsidiaries and affiliates, the “Company”) and the undersigned employee (“Employee”) in connection with Employee’s participation in the Denny’s Corporation Executive Severance Pay Plan (the “Plan”). 1. Notice to Employee: Under the terms of the Plan you are eligible to receive severance benefits if you agree to waive, to the extent permitted by law, all of your potential claims against the Company and agree to the other terms in this Separation and General Release Agreement. This means that you cannot sue or pursue any other claim against the Company as provided for in this release. PLEASE READ THIS DOCUMENT CAREFULLY BEFORE YOU SIGN IT. ALSO, YOU ARE ADVISED TO CONSULT AN ATTORNEY OR OTHER REPRESENTATIVE BEFORE SIGNING THIS DOCUMENT. YOU HAVE TWENTY-ONE (21) DAYS TO THINK ABOUT WHETHER YOU WANT TO SIGN THIS DOCUMENT AND TO CONSULT WHOMEVER YOU WISH. 1.1 In consideration for signing this Separation Agreement and General Release, you are entitled to receive severance pay and benefits under the Plan. 1.2 IF YOU SIGN THIS AGREEMENT, YOU ARE PERMANENTLY WAIVING AND RELEASING (GIVING UP) YOUR RIGHT TO SUE THE COMPANY FOR ANY REASON PROVIDED HEREIN. YOUR WAIVER AND RELEASE WILL INCLUDE ANY RIGHTS YOU HAVE TO SUE THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, TITLE VII OF THE CIVIL RIGHTS ACT, THE AMERICANS WITH DISABILITIES ACT, STATE WRONGFUL TERMINATION LAWS, AND ALL OTHER LAWS AND REGULATIONS DESCRIBED BELOW. 1.3 You will be waiving and releasing all claims which have arisen, whether known or unknown, that are based on acts or events that have occurred up until the date you sign this Agreement. 1.4 Because this waiver and release involves your legal rights, you are advised to speak with an attorney before signing this Agreement. You have twenty-one (21) days from the date listed at the top of this page to make your decision. If you have not signed this Agreement by the end of the twenty-first (21st) day after the date listed above, you will be ineligible to receive any severance pay from the Company under the Plan or otherwise. 1.5 In addition, you will have seven (7) days from the date you sign this Agreement to revoke it. This means that if you change your mind for any reason after signing the Agreement, 16 you can revoke it if you notify the Company within seven (7) days. You must notify the Company in writing and the notice must be received by the Company within seven (7) days of the date you sign this Agreement. This Agreement will become effective on the eighth (8th) day after you sign it (the “Effective Date”). Any revocation of this Agreement must be made in writing and delivered within the seven-day revocation period to: Senior Vice-President of Human Resources, Denny's Corporation, 203 East Main Street, Spartanburg, SC 29319. 2. Acknowledgements. You acknowledge that the Company relied on the following representations by you in entering into this Agreement: 2.1 You acknowledge that you do not have and have not raised a claim of discrimination, retaliation, harassment, sexual harassment, abuse, assault, alleged criminal conduct, or other alleged unlawful employment practices or unlawful conduct against the Company or any of the Released Parties (as defined below). 2.2 You have received all compensation due to you through the Termination Date as a result of services performed for the Company with the receipt of your final paycheck. 2.3 You have reported to the Company any and all work-related injuries or occupational illnesses incurred by you during employment with the Company. 2.4 The Company properly provided any leave of absence because of your or your family member’s health condition or military service and you have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave. 2.5 You have had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on part of the Company. 2.6 All Company equity interests you have been granted will continue to be governed by the terms of the Company’s [NAME OF Equity Plan] and the applicable notice of grant and award agreements. 2.7 The severance pay and benefits to which you are entitled under the Plan are in consideration for your entering into this Agreement and continuing to abide by its terms. In the event this Agreement does not become fully effective and irrevocable by the 28th day following your Separation Date, you will forfeit the severance pay and benefits under the Plan. 3. Release of Claims and Covenant Not to Sue. 3.1 In consideration of the severance pay and benefits from the Company as set forth in Article 4 of the Plan, the receipt and sufficiency of which are hereby acknowledged, Employee, on behalf of himself/herself and his or her heirs, executors, administrators, agents, and successors in interest, and/or assigns, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, its predecessors, successors, subsidiaries, parent corporations, assigns, joint ventures, and affiliated companies, and their respective agents, legal representatives, shareholders, attorneys, employees, officers, directors, insurers and reinsurers, and employee benefit plans (and the trustees, administrators, fiduciaries, agents, representatives, 17 insurers and reinsurers of such plans) (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION, whether known or unknown, fixed or contingent, that he or she may have or claim to have against Company or any of the Releasees for any reason as of the Effective Date (as defined above) to the maximum extent allowed by law. Except as provided in Section __ below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge or to assert any claim against any of the Releasees that is covered by this Release of Claims. This Release and Covenant Not To Sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination, claims arising under severance plans and contracts, and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Employee specifically acknowledges and agrees that he or she is releasing (i) any and all rights under federal, state and local employment laws including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, 29 U.S.C. § 621, et seq., the Civil Rights Act of 1964 (“Title VII”), as amended, 42 U.S.C. § 2000e, et seq., 42 U.S.C. § 1981, as amended, the Americans With Disabilities Act (“ADA”), as amended, 42 U.S.C. § 12101 et seq., the Rehabilitation Act of 1973, as amended, as amended, 29 U.S.C. § 701, et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, 29 U.S.C. § 301 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act of 1993 (“FMLA”), as amended, 29 U.S.C. § 2601 et seq., the Employee Polygraph Protection Act of 1988, 29 U.S.C. § 2001, et seq., the National Labor Relations Act (“NLRA”), the Pregnancy Discrimination Act, the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), all other state and federal code sections and legal principles, including, without limitation, claims for defamation and slander and any amendments to such laws, any other federal, state, or local constitution, charter, law, rule, ordinance, regulation, or order or those of any other country; (ii) claims based on veterans status; (iii) claims in equity or under common law including but not limited to claims for tort, breach of contract (express or implied, written or oral), wrongful discharge, defamation, emotional distress, and negligence In addition, the released claims include any and all claims arising under the state or local laws, including but not limited to, those listed in Appendix A, based on where you worked for the Company. 3.2 Employee understands this release does not apply to (i) claims for unemployment or workers’ compensation benefits, (ii) claims or rights that may arise after the date that Employee signs this Agreement, (iii) claims for reimbursement of expenses under the Company’s expense reimbursement policies, (iv) any vested rights under the Company’s ERISA- covered employee benefit plans as applicable on the date Employee signs this Agreement, and (v) any claims that controlling law clearly states may not be released by private agreement. 3.3 Waiver of Unknown Claims. Employee’s release of claims is intended to release all claims, even if Employee is not aware of them, and even if knowledge of the existence of the claims would have materially affected Employee’s acceptance of this Agreement. Appendix B, includes similar state law waivers that may apply based on where Employee worked for the Company. 4. Restrictions on Employee's Conduct. 18

4.1 General. Employee understands and agrees that the purpose of the provisions of this Section 4 is to protect the legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Employee's right to work or earn a living. Employee hereby acknowledges and agrees (i) that Employee has received good and valuable consideration for the post-employment restrictions set forth in this Section 4 in the form of the compensation and benefits provided for in the Plan, and (ii) that the post-employment restrictions set forth in this Section4 are reasonable and that they do not, and will not, unduly impair Employee's ability to earn a living. The Company conducts its restaurant business through franchisees and DFO, LLC is restricted in hiring persons from franchisees. For avoidance of doubt and potential liability to Company, the parties agree that Employee will not solicit anyone who works for a Person that is party to a franchise agreement with DFO, LLC (such Person is referred to as a “Franchisee.”) 4.2 Definitions. The following capitalized terms used in this Section 4 shall have the following meanings: “Competitor” refers to any restaurant chain in the family dining segment and full service breakfast segment, including but not limited to IHOP, Bakers Square, Black Bear Diner, Bob Evans, Carrows, Coco’s, Country Kitchen, Country Waffles, Cracker Barrel, Eat ‘n Park, Farmer Boys, Friendly’s, Frisch’s or Big Boy, Huddle House, Lumberjacks, Lyon’s, Marie Callendar, Mimi’s, Norms Original Pancake House, Perkins, Metro Diner, Ruby’s Diner, Shari’s, Shoney’s, Silver Diner, Steak ‘n Shake, Village Inn, Waffle House, Weck’s, Another Broken Egg, Broken Yolk, Egg and I, First Watch, Flying Biscuit, The Good Egg, Jimmy’s Egg, Keke’s, LePeep, Smitty’s, Sunset Grill, and Swiss Chalet. “Competitive Services” means the partial or total ownership, management or operation of any Competitor , including, without limitation, the provision of consulting or advising services to any Person (as defined herein) engaged in the ownership, management or operation of any Competitor whether such services are paid or unpaid. “Confidential Information” means all information regarding the Company, its activities, businesses or customers that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret (as defined herein). “Confidential Information” shall include, but is not limited to, financial information and data, personnel and compensation information (other than Employee’s); management planning information; business plans; operational information and methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; customer files, data and financial information, details of customer contracts; current and anticipated customer requirements; identifying and other information pertaining to business referral sources; past, current and planned research and development; business acquisition plans; technical data and information, new personnel acquisition plans and/or information the nature of which would commonly and reasonably understood to be confidential, except as required by law. “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of “confidential information” or “trade secrets” or any equivalent term under state or federal law. 19

“Look-Back Period” means the last two (2) years of Employee’s employment with the Company (including any period of employment with a predecessor entity acquired by the Company) or any lesser period of Employee’s employment if so employed less than two years. “Person” means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise. “Principal or Representative” means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant. “Protected Employees” means any then-current employees of the Company or any of its Franchisees who were employed by the Company or any Franchisee at any time during the Look-Back Period with whom Employee worked, gained knowledge of, or was provided Confidential Information about as a result of Employee’s employment with Company [during the Look-Back Period]. “Restricted Territory” is each geographic territory assigned to Employee in the Look Back Period as Employee’s area of responsibility (by metropolitan statistical area, county, state, or any other designation used in the ordinary course of the Company’s business for my geographic area assignment) if Employee’s role was one where the Confidential Information Employee was provided with access to was limited to that geographic area, and if not then each such geographic area where the Company does business (or has plans to do business) that Employee had involvement with or was provided with access to Confidential Information about during the Look Back Period, to the extent the Company continues to do business (or pursue plans to do business) in that geographic area. Due to the nature of Employee’s position with the Company, it will be presumed that the Restricted Area is the state in which Employee lives and each additional state within the United States and the state equivalents in Canada, and Mexico absent clear and convincing evidence presented by Employee establishing that Employee’s involvement with the Company’s business and exposure to its Confidential Information was limited to a smaller geographic area that should be applied instead. “Restrictive Covenants” means the restrictive covenants contained in this Section 4 of the Agreement. “Separation Date” means the date of Employee's termination of employment for any reason whatsoever. “Solicit” It will be presumed that to “solicit” or “soliciting” and their derivations mean to interact with another person or entity with the purpose or foreseeable result being to cause, motivate or induce the person or entity to engage in some responsive action, irrespective of who first initiated contact. It shall not include general advertising (such as “help wanted” ads) that are not targeted at the Company’s employees or customers. “Trade Secrets” means all information regarding the Company, its activities, businesses or customers, without regard to form, including, but not limited to, technical or nontechnical 20 data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers, which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a “trade secret(s)” under applicable common law or statutory law. 4.3 Restrictive Covenants. (a) Restriction on Disclosure and Use of Confidential Information and Trade Secrets. (i) Employee hereby agrees that Employee shall not, directly or indirectly, at any time reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Employee shall not, directly or indirectly, at any time use or make use of any Confidential Information in connection with any business activity other than that of the Company. At all times after the Separation Date, Employee shall not, directly or indirectly, transmit or disclose any Trade Secret to any Person other than the Company, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for any Person other than the Company. The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or Employee’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. Anything herein to the contrary notwithstanding, Employee shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that, except as protected by Section 5 below, in the event disclosure is required by law, Employee shall provide the Company with at least five (5) days written notice of such requirement prior to any such disclosure. (ii) Employee further promises to not directly or indirectly use, disclose, reproduce, sell, retain, remove from the premises, make available to any other person or entity, or use for Employee’s own or for any other Person or entity’s benefit, any portion of the Confidential Information. Employee also promises that Employee shall not use any such Confidential Information to damage the Releasees or their interests, or any other Person or entity with which the Company does business. By signing this Agreement, Employee certifies that: (A) Employee has returned to the Company any and all Confidential Information and all other materials, documents and/or property belonging to the Company and/or any of its affiliated entities, including the originals and any and all copies thereof, whether in hard copy or electronic form, which were in Employee’s possession or under Employee’s control, including without limitation files, documents, lists, records, business information, manuals, reports, software and hardware, laptops, printers, computers, cell phone, iPhone, iPad, tablet, blackberry or other PDA, keys, equipment, identification cards, access card, corporate credit cards, mailing lists, rolodexes, personnel information, electronic information and files, computer print-outs, and computer disks and tapes, all without any destruction, deletion, alteration or any other type of compromise, whether such data and/or property was in hard copy or electronic form, (B) after returning such 21 property to the Company, Employee has not retained any copies of any Confidential Information and/or any other materials, documents and/or property belonging to the Company and/or any of its affiliated entities, (C) after returning such property to the Company, Employee has permanently deleted all Confidential Information from Employee’s home and/or personal computer drives and from any other personal electronic, digital or magnetic storage devices, and (D) Employee shall remain in strict compliance with your obligations under any applicable Company policies, including without limitation those restricting the use of Confidential Information, and the Restrictive Covenants set forth herein. (b) Nonsolicitation of Protected Employees. Employee agrees that during the twelve (12) month period following the Separation Date, Employee shall not, directly or indirectly, on Employee's own behalf or on behalf of any other Person, solicit or induce or attempt to solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or any Franchisee or to enter into employment with any other Person. (c) Noncompetition with the Company. Employee hereby agrees that, during the twelve (12) month period following the Separation Date, Employee will not, without prior written consent of the Company, directly or indirectly, engage in, sell or otherwise provide Competitive Services within the Restricted Territory in a capacity that is the same as or substantially similar to the capacity in which he or she was engaged by Company, whether on his or her behalf or as a Principal or Representative of any other Person; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended. In addition, nothing herein shall be construed to prohibit Employee’s employment in a separately operated subsidiary or other business unit of a company that would not be a Competitor but for common ownership with a Competitor so long as Employee provides written assurances regarding the non-competitive nature of Employee’s position that are satisfactory to the Company. (d) Non-Interference. For a period of twelve (12) months following the Separation Date. Employee agrees Employee will not use knowledge and relationships he or she gained with the Company’s suppliers, licensees, licensors, lenders, landlords and other business relations, and relationships (each a “Business Contact”) during Employee’s employment with the Company to interfere with the Company’s relationships by soliciting or encouraging any of these Business Contacts Employee had involvement with or Confidential Information about to terminate or diminish the Business Contacts’ business relationship with the Company. (e) Breach. If Employee breach one of the post-employment restrictions in this Section 4 for which there is a specific time limitation, the post-employment period of the breached restriction will be extended for an additional period of time equal to the time that elapses from commencement of the breach to the later of (i) the definitive termination of such breach or (ii) the final resolution of any litigation arising from such breach; provided, however, that this extension of time shall be capped so that the extension of time itself does not exceed a maximum of two years, and if this extension would make the restriction unenforceable under controlling law it will not be applied. This shall be referred to as the “Fairness Extension.” 4.4 Enforcement of Restrictive Covenants. 22

(a) Rights and Remedies Upon Breach. In the event Employee breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin Employee, preliminarily and permanently, from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court or tribunal of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. Without limiting the foregoing sentence, in the event Employee breaches any of the provisions of the Restrictive Covenants, (i) Employee shall cease to have any rights to payments and benefits under the Plan, (ii) all payments and benefits thereunder to Employee shall cease, and (iii) Employee shall repay to the Company any payments or benefits under the Plan that had already been provided to Employee prior to such breach, including both cash payments and the value of benefits continuation (calculated pursuant to Section 2.01 of the Plan). (b) Severability of Covenants. Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in Section 4 of this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. (c) Reformation. If any portion of any of the Restrictive Covenants is found to be invalid or unenforceable because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the parties in agreeing to the provisions of Section 4 of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws. 4.5 Non-Disparagement. Except as permitted by the terms of this Agreement and permitted by applicable law, which includes Section 7 of the National Labor Relations Act, Employee agrees that they shall not make, directly or indirectly, to any person or entity, including but not limited to the Company’s or any Franchisee’s present, future, and/or former employees, vendors and/or the press, any negative, derogatory or disparaging oral, written and/or electronic statements about the Company, any Franchisee, their products and services, or Employee’s employment with and/or separation from employment with the Company, or do anything which damages the Company or any Franchisee and/or any of its and/or their products and services, reputation, good will, financial status, or business or vendor relationships. Employee further agrees, except as permitted by the terms of this Agreement and permitted by applicable law, which includes Section 7 of the National Labor Relations Act, not to post any such statements on the internet or any blog or social networking site, including but not limited to Facebook, Glassdoor, LinkedIn, or any other internet site or platform. 23

5. Exclusions. Nothing in this Agreement (including but not limited to the acknowledgements, release of claims, the promise not to sue, non-disparagement obligations, cooperation, and the return of property provision) limits Employee’s rights to (a) initiate communications directly with, cooperate with, provide relevant information or testimony to, respond to any inquiry from, or otherwise assist in an investigation by the Securities and Exchange Commission, the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board, the Occupational Safety and Health Administration, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from testifying, providing evidence, responding to a subpoena or discovery request in court litigation or arbitration, (b) file a charge with the EEOC or state fair employment practices agency, (c) precludes Employee from exercising Employee’s rights, if any, under Section 7 of the NLRA or under similar state law to engage in protected, concerted activity with other employees and other individual, including discussing Employee’s compensation or terms and conditions of employment, or (d) limits or affects Employee’s right to challenge the validity of this Agreement under the ADEA or the Older Worker Benefit Protection Act, (“OWBPA”). [Please refer to Appendix C for additional protected rights you may have under state and local laws based on your state of employment.] Further, nothing in this Agreement requires Employee to notify the Company of any activity protected by this paragraph. Employee acknowledges and agrees, however, that, to the fullest extent permitted by law, Employee is waiving and releasing any claim or right to recover from the Company any individual relief (including any monetary damages, backpay, front-pay, reinstatement or other legal or equitable relief)based on any claim, charge, complaint or action against the Company covered by the Release of Claims set forth above. Nothing in this Agreement is intended to or shall prevent, impede or interfere with Employee’s non-waivable right to receive and fully retain a monetary award from a government agency (and not the Company) for providing information directly to a government agency. Defend Trade Secrets Act: Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where the disclosure is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to any attorney; or (b) solely for the purpose of reporting or investigating a suspected violation of law; or (c) where the disclosure is made in a complaint or other document filed in lawsuit or other proceeding, if such filing is made under seal. Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (a) files any document containing a trade secret under seal; and (b) does not disclose the trade secret, except pursuant to a court order. Nothing in this Agreement is intended to limit any rights under such federal law. 6. Cooperation. Employee agrees to cooperate with the Company relating to matters within Employee’s knowledge or responsibility. Without limiting this commitment, Employee agrees (a) to meet with Company representatives, its counsel, or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (b) to provide 24 truthful testimony regarding same to any court, agency, or other adjudicatory body; (c) to provide the Company with notice of contact by any non-governmental adverse party or such adverse party’s representative, except as may be required by law. The Company will reimburse Employee for reasonable expenses in connection with the cooperation described in herein. This Section 6 shall not require Employee to cooperate with the Company regarding any charge or litigation in which Employee is a charging or complaining party, or any confidential investigation by a government agency in which Employee is asked by such agency to maintain information in confidence. 7. Complete Release. This Release constitutes the complete and total agreement between Employee and the Company with respect to issues addressed in this Agreement, except any obligations Employee may have under any other Agreements with the Company related to intellectual property, inventions, business ideas, confidentiality of corporate information or providing for arbitration or other dispute resolution programs, contained in any agreements Employee has entered into with the Company or under applicable law. Employee represents that Employee is not relying on any other written or oral representations not fully expressed in this document. Employee agrees that this Agreement shall not be modified, altered, or discharged except by written instrument signed by Employee and an authorized Company representative. The headings in this document are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. [In addition, you acknowledge that at the time you received this Agreement, you also received the document attached as Appendix __ entitled “OWBPA Attachment” which includes the required OWBPA disclosure on (i).information that describes the group of individuals in your same job classification or organization unit to whom the Company is offering Severance Benefits in exchange for a release of claims; (ii) information regarding the eligibility factors for inclusion in that group; (iii) information regarding the time limits applicable to the offer of Severance Benefits; (iv) information regarding the job titles and ages of all individuals to whom the Company is offering Severance Benefits in exchange for a release of claims in the same job classification or organization unit; and (v) information regarding the job titles and ages of all individuals to whom the Company did not offer Severance Benefits in exchange for a release of claims in the same job classification or organization unit as any individual in the group described in (iv).] 8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to principles of conflicts of laws. Employee hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts of the State of South Carolina, which shall have jurisdiction to hear and determine any claim, cause of action or controversy arising from or relating to this Agreement. 9. Return of Signed Agreement. Employee is required to return the signed Agreement to [NAME AND EMAIL] before the expiration of the [45-day] [21-day] period to consider the Agreement. If Employee fails to return the signed Agreement by this deadline, or Employee revokes this Agreement prior to the end of the Revocation Period, offer of severance will be withdrawn and Employee will forfeit all rights to the severance pay and benefits under the Plan. This Agreement has been executed voluntarily by the parties. The parties acknowledge that they have read this Agreement carefully, that they have had a full and reasonable 25 opportunity to consider this Agreement, and that they have not been pressured or in any way coerced, threatened or intimidated into its execution. 26

SIGNATURE BY EMPLOYEE I acknowledge that I have been advised to consult with an attorney prior to signing this Agreement. I further acknowledge that the consideration for signing this Agreement is a benefit to which I otherwise would not have been entitled had I not signed this Agreement. I have read this entire document and I understand and agree to each of its terms. SPECIFICALLY, I AGREE THAT BY SIGNING THIS DOCUMENT, I AM WAIVING MY RIGHTS TO SUE THE COMPANY AS SET FORTH ABOVE IN SECTION 3 I also understand that this is the entire Agreement between the Company and me regarding severance pay and the termination of my employment and that no other agreements or promises about those matters, written or oral will be enforceable. _________________________________ ____________________________ (Signature of Employee) (Date Signed) _________________________________ ____________________________ (Print Employee Name) (Witness) ACCEPTANCE BY THE COMPANY The Company hereby enters into and accepts this Agreement as set forth above. DENNY'S CORPORATION By: Name: Title: 27

APPENDIX A STATE AND LOCAL LAWS BEING RELEASED Alabama Employees: The Alabama Age Discrimination Act, and any and all claims under any other federal or Alabama statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Alaska Employees: The Alaska Human Rights Law, and any and all claims under any other federal or Alaska statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Arizona Employees: The Arizona Civil Rights Act, and any and all claims under any other federal or Arizona statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Arkansas Employees: The Arkansas Civil Rights Act of 1993, and any and all claims under any other federal or Arkansas statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. California Employees: The California Constitution, the California Labor Code, any applicable California Industrial Welfare Commission order, the California Fair Employment and Housing Act, the California Ralph Civil Rights Act, and the California Tom Bane Civil Rights Act, the San Francisco Paid Sick Leave Ordinance, the San Francisco Health Care Security Ordinance, the San Francisco Fair Chance Ordinance, the San Francisco Family Friendly Workplace Ordinance, and any and all claims under any other federal or California statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Colorado Employees: The Colorado Anti-Discrimination Act, and any and all claims under any other federal or Colorado statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Connecticut Employees: The Connecticut Fair Employment Practices Act, the Connecticut Wage & Hour and Wage Payment Laws, and any and all claims under any other federal or Connecticut statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Delaware Employees: The Delaware Discrimination in Employment Act, the Delaware Handicapped Persons Employment Protections Act, and any and all claims under any other federal or Delaware statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. District of Columbia Employees: The District of Columbia Human Rights Act, and any and all claims under any other federal or District of Columbia statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. 28

Florida Employees: The Florida Civil Rights Act of 1992, and any and all claims under any other federal or Florida statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Georgia Employees: The Georgia Age Discrimination in Employment Act, the Georgia Equal Employment for Persons with Disabilities Code, the Georgia Sex Discrimination in Employment Act, the Georgia Common Day of Rest Act, the Georgia Fair Employment Practices Act, and any and all claims under any other federal or Georgia statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Hawaii Employees: The Hawaii Fair Employment Practices Law, the Hawaii Whistleblowers' Protection Act, and any and all claims under any other federal or Hawaii statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Idaho Employees: The Idaho Human Rights Act, the Idaho Civil Rights Act, and any and all claims under any other federal or Idaho statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Illinois Employees: The Illinois Human Rights Act; the Illinois Equal Pay Act; the Illinois Wage Payment and Collection Act; the Minimum Wage Law; the Right to Privacy in the Workplace Act; the Personnel Record Review Act; the Whistleblower Act; the Family Military Leave Act, and any and all claims under any other federal or Illinois statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Indiana Employees: The Indiana Civil Rights Law, the Indiana Age Discrimination Act, the Indiana Employment Discrimination Against Disabled Persons Act, and any and all claims under any other federal or Indiana statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Iowa Employees: The Iowa Civil Rights Act of 1965, and any and all claims under any other federal or Iowa state statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Kansas Employees: The Kansas Acts Against Discrimination, the Kansas Age Discrimination in Employment Act, and any and all claims under any other federal or Kansas statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Kentucky Employees: The Kentucky Civil Rights Act, Kentucky Revised Statutes Annotated § 336.130 (protected concerted activity), the Kentucky Wage and Hour statute, the Kentucky Equal Pay Act, Kentucky OSHA, and any and all claims under any other federal or Kentucky statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. 29

Louisiana Employees: Louisiana Employment Discrimination Law, and any and all claims under any other federal or Louisiana statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Maine Employees: The Maine Human Rights Act, and any and all claims under any other federal or Maine statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Maryland Employees: The Maryland Fair Employment Practices Act, and any and all claims under any other federal or Maryland statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Massachusetts Employees: The Massachusetts Fair Employment Practices Act, the Massachusetts Civil Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Maternity Leave Act, the Massachusetts Small Necessities Leave Act, the Massachusetts Equal Rights Act, the Massachusetts Freedom from Sexual Harassment Law, the Massachusetts Law Regarding Credit Reports, the Massachusetts Payment of Wages Law, the Massachusetts Minimum Fair Wages Law, the Massachusetts Labor and Industries Act, the Massachusetts Privacy Act, the Massachusetts Independent Contractor statute, the Massachusetts Earned Sick Time Law, the anti-discrimination provisions of the Massachusetts Paid Family and Medical Leave Act, and any and all claims under any other federal or Massachusetts statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. You agree and understand that by entering into this Agreement, you are waiving rights and releasing all claims and potential claims under Massachusetts statutory provisions relating to misclassification, the payment of wages, the payment of overtime compensation, vacation pay, leave with pay, and other forms of compensation due or allegedly due, timely payment of any such compensation, tip pooling, meal breaks and retaliation, and you are doing so knowingly, voluntarily, and without coercion or duress. Michigan Employees: The Michigan Elliot-Larsen Civil Rights Act, the Michigan Equal Pay Law, the Michigan Persons with Disabilities Civil Rights Act, the Michigan Wage Payment Act, the Michigan Whistleblowers’ Protection Act, the Michigan Bullard- Plawecki Employee Right to Know Act; the Michigan Polygraph Protection Act of 1981, the Michigan Occupational Safety and Health Act; the Michigan Social Security Number Privacy Act; the Michigan Crime Victim’s Rights Act; the Michigan Sales Representatives Commission Act, and any and all claims under any other federal or Michigan statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Minnesota Employees: The Minnesota Human Rights Act, and any and all claims under any other federal or Minnesota statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Missouri Employees: The Missouri Human Rights Act, the Missouri Whistleblower’s Protection Act, and any and all claims under any other federal or Missouri statute or 30 regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Montana Employees: The Montana Human Rights Act, and any and all claims under any other federal or Montana statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Nebraska Employees: The Nebraska Fair Employment Practices Act, and any and all claims under any other federal or Nebraska statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Nevada Employees: The Nevada Fair Employment Practices Act, and any and all claims under any other federal or Nevada statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. New Hampshire Employees: The New Hampshire Law Against Discrimination, and any and all claims under any other federal or New Hampshire statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. New Jersey Employees: The New Jersey Conscientious Employee Protection Act(the New Jersey Whistleblower Act), the New Jersey Law Against Discrimination, and any and all claims under any other federal or New Jersey statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. New Mexico Employees: The New Mexico Human Rights Act, and any and all claims under any other federal or New Mexico statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. New York Employees: The New York Labor Law; the New York Executive Law; the New York State Human Rights Law; the New York City Human Rights Law, and any and all claims under any other federal or New York statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. North Carolina Employees: The North Carolina Equal Employment Practices Act (EEPA), the North Carolina Persons with Disabilities Protection Act (PDPA), the North Carolina Retaliatory Employment Discrimination Act (REDA), and any and all claims under any other federal or North Carolina statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. North Dakota Employees: The North Dakota Human Rights Act, and any and all claims under any other federal or North Dakota statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. 31

Ohio Employees: The Ohio Civil Rights Act, and any and all claims under any other federal or Ohio statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Oklahoma Employees: The Oklahoma Anti-Discrimination Act, and any and all claims under any other federal or Oklahoma statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Oregon Employees: The Oregon Fair Employment Practices Act, the Oregon Family Medical Leave Act, the Oregon Military Family Leave Act, and any and all claims under any other federal or Oregon statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Pennsylvania Employees: The Pennsylvania Human Relations Act, the Pennsylvania Whistleblower Law, the Philadelphia Fair Practices Ordinance, the Allegheny County Code of Ordinances, the Pittsburgh City Non-Discrimination Code, and any and all claims under any other federal or Pennsylvania statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Rhode Island Employees: The Rhode Island Fair Employment Practices Act, the Rhode Island Civil Rights of People with Disabilities Act, and any and all claims under any other federal or Rhode Island statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. South Carolina Employees: The South Carolina Human Affairs Law, and any and all claims under any other federal or South Carolina statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. South Dakota Employees: The South Dakota Human Relations Act, and any and all claims under any other federal or South Dakota statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Tennessee Employees: The Tennessee Human Rights Act, and any and all claims under any other federal or Tennessee statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Texas Employees: Chapters 21 and 451 of the Texas Labor Code, and any and all claims under any other federal or Texas statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Utah Employees: The Utah Anti-Discrimination Act of 1965, and any and all claims under any other federal or Utah statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. 32

Vermont Employees: The Vermont Fair Employment Practices Act, and any and all claims under any other federal or Vermont statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Virginia Employees: The Virginia Human Rights Act, the Virginians with Disabilities Act, and any and all claims under any other federal or Virginia statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Washington Employees: The Washington Law Against Discrimination; the Washington Equal Pay and Opportunities Act; the Washington Paid Family and Medical Leave Act; the Washington Military Family Leave Act; the Washington Domestic Violence Leave Act; the Revised Code of Washington 49.12.360; the Revised Code of Washington 49.78.390; the Seattle Municipal Code Chapters 14.04 and 14.16, and any and all claims under any other federal or Washington statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. West Virginia Employees: The West Virginia Human Rights Act, and any and all claims under any other federal or West Virginia statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Wisconsin Employees: The Wisconsin Fair Employment Act, and any and all claims under any other federal or Wisconsin statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. Wyoming Employees: The Wyoming Fair Employment Practices Act of 1965, the Wyoming Prevailing Wage Act, and the Wyoming Equal Pay Act, and any and all claims under any other federal or Wyoming statute or regulation, or any local ordinance, law or regulation, or any claim that was or could have been asserted under common law. 33

APPENDIX B __ STATE WAIVERS OF UNKNOWN CLAIMS California Employees: I am waiving the protection of California Civil Code Section 1542. Section 1542 states: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Montana Employees: I am releasing all rights under Montana Code Annotated Section 28-1-1602, which provides: “A general release does not extend to claims that the creditor does not know or suspect to exist in the creditor's favor at the time of executing the release, which, if known by the creditor, must have materially affected the creditor's settlement with the debtor.” North Dakota Employees: I expressly waive any and all rights that I may have under any state or local statute, executive order, regulation, common law and/or public policy relating to unknown claims, including but not limited to North Dakota Century Code § 9- 13-02. South Dakota Employees: I expressly waive any and all rights that I may have under any state or local statute, executive order, regulation, common law and/or public policy relating to unknown claims, including but not limited to S.D. Cod. Laws § 20-7-11. 34

APPENDIX __ STATE PROTECTED ACTIVITY Alabama Employees: Nothing in this Agreement prevents you from exercising the right to (1) communicate with a law enforcement officer acting within the line and scope of the officer's law enforcement duties that a violation of the law has occurred or is occurring; (2) communicate with a government regulator acting within the line and scope of the regulator's regulatory duties that a violation of the law has occurred or is occurring; (3) respond to a lawfully served judicial, grand jury, or other lawful subpoena; (4) testify in a judicial or administrative proceeding in response to a lawfully served subpoena or an order of a court of competent jurisdiction; (5) confer with the obligated party's attorney for the purpose of obtaining legal advice or representation; (6) respond to lawful discovery in a judicial or administrative action; provided the disparaging statement is either ordered by a court of competent jurisdiction or made in compliance with a protective order entered by the same court; (7) prosecute or defend a civil action between or among parties to a covered contract; provided the party making the disparaging statement attempts to and, if permitted by law, does file the disparaging statement and any related pleading under seal or in compliance with a protective order entered by a court of competent jurisdiction in the civil action; or (8) exercise federally protected statutory rights, including, but not limited to, the exercise of rights under the National Labor Relations Act or the Civil Rights Act of 1964, as amended. California Employees: Nothing in this Agreement shall be construed as a waiver of your right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of Employer, or on the part of the agents or employees of Employer, when you have been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. Also, nothing in this Agreement shall prohibit or prevent the disclosure of factual information related to any acts of sexual assault; sexual harassment; or unlawful workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or act of retaliation against a person for reporting or opposing harassment or discrimination. In addition, nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. Hawaii Employees: Nothing in this Agreement shall be construed to prevent disclosing or discussing sexual harassment or sexual assault occurring in the workplace, at work- related events, between employees, or between an employer and an employee. Illinois Employees: Nothing in this Agreement is intended to or will be used in any way to limit your rights to make truthful statements or disclosures regarding unlawful employment practices. In addition, nothing in this Agreement precludes you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its 35 agents, or employees, when you have been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. Maine Employees: Nothing in this Agreement (including but not limited to the release of claims, the confidentiality obligations, no pending or future claims, and the no cooperation provisions) prevents you from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to; from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws; or from testifying, providing evidence, or responding to a subpoena or discovery request in court litigation or arbitration. Nevada Employees: Nothing in this Agreement precludes you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practices regarding the Company, its agents, or employees, when you have been required or requested to do so pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. New Jersey Employees: Nothing in this Agreement including but not limited to the release of claims, the confidentiality obligations, no pending or future claims, and the no cooperation provisions shall have the purpose or effect of requiring you to conceal the details relating to any claim of discrimination, harassment, or retaliation, provided that you shall not reveal proprietary information consisting of non-public trade secrets, business plans, and customer information. Oregon Employees: Nothing in this Agreement (including but not limited to the release of claims, the confidentiality obligations, no pending or future claims, and the no cooperation clauses) shall have the purpose or effect of preventing you from disclosing factual information or discussing conduct that constitutes unlawful discrimination; harassment; sexual harassment; abuse, assault, or other criminal conduct; or retaliation; or prevents you from disclosing the amount or fact of any settlement; and you acknowledge receiving, during your employment with the Company, a copy of the Company's policy containing procedures and practices for the reduction and prevention of discrimination, including sexual assault. Washington Employees: Nothing in this Agreement prevents you from discussing or disclosing conduct, or the existence of a settlement involving conduct, that you reasonably believed to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as illegal under state, federal, or common law, or that is recognized as against a clear mandate of public policy, where the conduct occurred at the workplace, at work-related events coordinated by or through the employer, between employees, or between an employer and an employee, whether on or off the employment premises; provided, however, that you remain subject to you obligation to keep confidential the amount paid in settlement of any claim. 36

APPENDIX __ MINNESOTA EMPLOYEE REVOCATION PERIOD AND EFFECTIVE DATE Minnesota Employees Only: Revocation Period. You understand that you may rescind (cancel) this Agreement within fifteen (15)calendar days of the date you execute it. You also understand that, to be effective, your rescission must be in writing, and must be delivered to the Company by email to _________ within the 15-day period. If you rescind this Agreement, you understand that the Company is not required to provide you me with the consideration in Section 3. This Agreement shall not be effective until the 15-day revocation period has expired, i.e., as of the 16th day after this Agreement is executed by you. Effective Date. This Agreement shall be effective as of the sixteenth (16th) day after it is executed by you (the “Effective Date”), provided that you have not revoked it in writing to the Company representative. 37

APPENDIX __ WEST VIRGINIA EMPLOYEE NOTIFICATIONS West Virginia Employees Only: By executing this Agreement, you knowingly and voluntarily waive any and all claims under the West Virginia Human Rights Act (“WVHRA”) and further agrees with respect to the WVHRA that: a) This waiver is part of an agreement that is written in a manner that you understand; b) This waiver specifically refers to rights and claims arising under the WVHRA; c) You waive any WVHRA rights or claims, except that you do not waive any claims under the WVHRA that may arise after the date you sign this Agreement; d) You have been given additional consideration, over and above that to which you are otherwise entitled, in exchange for your waiver of WVHRA rights and claims; e) You are advised to consult with an attorney before signing this agreement, have had an opportunity to consult with an attorney, and has been provided the toll-free number of the West Virginia State Bar Association (1-866-989-8227) before executing this Agreement; f) You shall have a minimum of forty-five (45) days from the date you receive this Agreement within which to consider it, although you may accept the agreement at any time within those forty-five days; and g) You shall have seven (7) days from the date you accept and sign this Agreement within which to revoke her acceptance of this Agreement. To be effective, such revocation must be made in writing and delivered to by email to __________, on or before the seventh (7th) day after you sign it. If you revoke this Agreement it shall not be effective or enforceable and you shall not receive any of the payments or other consideration set forth in this Agreement.” The method and/or factors used or considered in arriving at the amount of consideration that is offered to you is set forth in the Agreement. 38